Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	32-0375147
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(847) 932-7900

(Address of Principal Executive Offices, Including Zip Code)

AbbVie Deferred Compensation Plan

AbbVie Deferred Compensation Plan Plus
(Full title of the plan)

Perry C. Siatis, Esq.

Executive Vice President, General Counsel and Secretary

AbbVie Inc.

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(847) 932-7900
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Sophia Hudson, P.C.

Zoey Hitzert

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

AbbVie Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register additional deferred compensation obligations of the Registrant under (i) the AbbVie Deferred Compensation Plan (the “DCP”) and (ii) the AbbVie Deferred Compensation Plan Plus (together with the DCP, the “Plans”).

This Registration Statement relates to securities of the same class as those registered under a prior Registration Statement and is being filed in accordance with General Instruction E to Form S-8 regarding the registration of additional securities. Pursuant to such instruction, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-268192, filed by the Registrant on November 4, 2022, relating to the Plans.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on January 2, 2013)
4.2	Third Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on September 10, 2024)
4.3	AbbVie Deferred Compensation Plan, as amended and restated (incorporated by reference to Exhibit 10.5 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016)
4.4	AbbVie Deferred Compensation Plan Plus (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022)
5.1*	Opinion of Kirkland & Ellis LLP
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page to this Registration Statement)
107*	Filing Fee Table

*	Filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Chicago, Illinois, on November 4, 2024.

AbbVie Inc.

By:	/s/ Scott T. Reents
Name: Scott T. Reents
Title: Executive Vice President, Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert A. Michael, Perry C. Siatis, and Scott T. Reents, and each of them, with full power of substitution and full power to act without the others, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert A. Michael	Chief Executive Officer and Director	November 4, 2024
Robert A. Michael	(Principal Executive Officer)

/s/ Scott T. Reents	Executive Vice President, Chief Financial Officer	November 4, 2024
Scott T. Reents	(Principal Financial Officer)

/s/ Kevin K. Buckbee	Senior Vice President, Controller	November 4, 2024
Kevin K. Buckbee	(Principal Accounting Officer)

/s/ Richard A. Gonzalez	Executive Chairman of the Board	November 4, 2024
Richard A. Gonzalez

/s/ Robert J. Alpern, M.D.	Director	November 4, 2024
Robert J. Alpern, M.D.

/s/ Roxanne S. Austin	Director	November 4, 2024
Roxanne S. Austin

3

/s/ William H.L. Burnside	Director	November 4, 2024
William H.L. Burnside

/s/ Jennifer L. Davis	Director
Jennifer L. Davis		November 4, 2024

/s/ Thomas C. Freyman	Director	November 4, 2024
Thomas C. Freyman

/s/ Brett J. Hart	Director	November 4, 2024
Brett J. Hart

/s/ Melody B. Meyer	Director	November 4, 2024
Melody B. Meyer

/s/ Susan E. Quaggin, M.D.	Director	November 4, 2024
Susan E. Quaggin, M.D.

/s/ Edward J. Rapp	Director	November 4, 2024
Edward J. Rapp

/s/ Rebecca B. Roberts	Director	November 4, 2024
Rebecca B. Roberts

/s/ Glenn F. Tilton	Director	November 4, 2024
Glenn F. Tilton

/s/ Frederick H. Waddell	Director	November 4, 2024
Frederick H. Waddell

4